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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 27, 1998, except as to the pooling of interests with Winn-Lange Electric, Inc. which is as of June 30, 1998, relating to the financial statements of Hughes Supply, Inc., which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 27, 1998, which appears on page 26 of the 1998 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in Hughes Supply, Inc.'s Annual Report on Form 10-K for the year ended January 30, 1998 (which financial statements incorporated by reference have not been restated for the pooling of interests with Winn-Lange Electric, Inc.).

/s/ PricewaterhouseCoopers LLP
----------------------------
PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
October 15, 1998